Exhibit 99.1

Amundi and Victory Capital announce plan to establish a strategic partnership:

•	Amundi US to combine into Victory Capital

•	Amundi to become a strategic shareholder of Victory Capital

•	Reciprocal 15-year exclusive distribution agreements

Paris (France) & San Antonio (Texas, United-States) 16 April 2024, Amundi and Victory Capital (Nasdaq: VCTR) are announcing today that they have signed a Memorandum of Understanding to combine Amundi US into Victory Capital, for Amundi to become a strategic shareholder of Victory Capital, and to establish long-term global distribution agreements. The proposed transaction would create a broader US investment platform for clients of both firms, provide Amundi with access to a wider set of US-managed capabilities, and expand worldwide distribution for Victory Capital.

The proposed transaction would benefit clients of both firms with a broader range of asset classes including actively managed fixed income, equity, and multi-asset investment strategies offered through a variety of investment vehicles including separately managed accounts, ETFs, mutual funds, UCITs, collective investment trusts, and model portfolios.

Victory Capital is a fast growing, diversified US-based asset management firm with $175bn of total client assets, and a proven acquisition track record. The company’s differentiated platform preserves the investment autonomy of a variety of independent investment teams, all of whom leverage the benefits of a fully integrated, centralized operating and distribution platform.

Amundi US currently manages $104bn of assets across a broad array of asset classes, including US and global equity, fixed income and multi-asset investment capabilities for individuals and institutions worldwide. Amundi US leverages Amundi’s expansive international distribution footprint, managing a significant amount of assets and portfolios on behalf of non-US retail and institutional clients.

The addition of Amundi US as Victory Capital’s largest Investment Franchise would meaningfully enhance Victory Capital’s scale, expand its global client base, and further diversify its investment capabilities, given Amundi US‘s broad investment capabilities and strong long-term investment performance.

Under the proposed transaction:

•

Amundi US would be combined into Victory Capital in exchange for a 26.1% economic stake for Amundi in Victory Capital, with no cash payment involved. Amundi would become a strategic shareholder of Victory Capital with two of its representatives joining the Victory Capital Board of Directors when the transaction closes.

•	Both parties would simultaneously enter into 15-year reciprocal distribution agreements.

Under these proposed distribution agreements:

•

Amundi would be the distributor of Victory Capital’s investment offering outside of the US. This would allow Victory Capital to further expand its reach beyond the US through Amundi’s global client base, which would benefit from Victory Capital’s deep investment expertise and strong investment performance track record across a wider range of US-manufactured solutions.

•

Victory Capital would become the distributor of Amundi’s non-US manufactured products in the US. As a result, Amundi would gain access to an expanded distribution platform in the US, while providing Victory Capital’s clients with its wide range of high-performing non-US investment capabilities.

The proposed transaction would enable both parties to further their respective strategic goals:

•

It would allow Amundi to strengthen its access to the US market via a larger US investment and distribution platform, as well as to provide Amundi’s clients with access to a broader and even more differentiated range of US investment solutions;

•

It would enable Victory Capital to strategically extend its platform with the addition of its largest Investment Franchise, which would meaningfully expand and diversify its client base both in the US and outside the US. It also would present Victory Capital with a unique opportunity to sell the combined Victory Capital and Amundi US strategies to non-US clients through Amundi’s entire global distribution network and joint ventures. Victory Capital’s clients would benefit from expanded US and non-US investment capabilities and products in complementary asset classes.

As contemplated, the transaction is expected to be accretive for the shareholders of both Victory Capital and Amundi, increasing adjusted net income and earnings per share for both companies.

The parties are working toward definitive agreement, which is expected to be announced by the end of the second quarter.

About this opportunity, Valérie Baudson, Chief Executive Officer of Amundi, commented: “The proposed transaction with Victory Capital is a unique opportunity to strengthen our presence in the US, while becoming a strategic shareholder in a reputable US based asset management firm with an excellent track record of growth. It would expand our access to top-performing US investment strategies for the benefit of our clients globally. Additionally, Amundi would greatly benefit from expanded distribution strength in the US market. The combination would provide a significant catalyst for growth for Amundi. Overall, this is a compelling proposition for our clients and our employees; it would also be a value-creating deal for our shareholders with significant prospects for both revenue growth and synergies.”

David Brown, Chairman and Chief Executive Officer of Victory Capital, added: “This transaction would benefit the clients, employees, and shareholders of both organizations. Strategically, bringing the Amundi U.S. business on to our platform increases our size and scale, adds new investment capabilities, and further strengthens our U.S. distribution with the addition of new talent and relationships. At the same time, the distribution agreement would immediately position our products for success through Amundi’s extensive and effective distribution channels throughout the world. Financially, the transaction would create shareholder value, be accretive to earnings, and increase our financial flexibility. Moreover, having Amundi as a strategic shareholder in our firm would strengthen our alignment on the distribution agreement and establish the foundation for an enduring and mutually beneficial long-term relationship.”

The Memorandum of Understanding is non-binding on the parties. As with any negotiation, there is no certainty that these negotiations will result in a definitive agreement. The ultimate completion of a transaction would remain subject to conditions, including regulatory approvals.

Conference Call, Webcast and Slide Presentation

Victory Capital will host a conference call this morning, April 16, 2024, at 8:00 a.m. ET to discuss the agreement. Analysts and investors may participate in the question-and-answer session. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, supplemental materials will be available on the investor relations section of Victory Capital’s website at https://ir.vcm.com before the conference call begins. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of applicable U.S. federal and non-U.S. securities laws. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof and include, but are not limited to, statements regarding the proposed transaction and the outlook for Victory Capital’s or Amundi’s future business and financial performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond the Victory Capital’s and Amundi’s control and could cause Victory Capital’s and Amundi’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: the fact that the Memorandum of Understanding is non-binding and there is no certainty that the negotiations will result in definitive agreements on the anticipated timeline, if at all, or that the currently contemplated terms will not change; risks that conditions to closing will fail to be satisfied and that the transaction will fail to close on the anticipated timeline, if at all; risks associated with the expected benefits, or impact on the Victory Capital’s and Amundi’s respective businesses, of the proposed transaction, including the ability to achieve any expected synergies; and other risks and factors relating to Victory Capital’s and Amundi’s respective businesses contained in their respective public filings

About Amundi

Amundi, the leading European asset manager, ranking among the top 10 global players1, offers its 100 million clients—retail, institutional and corporate - a complete range of savings and investment solutions in active and passive management, in traditional or real assets. This offering is enhanced with IT tools and services to cover the entire savings value chain. A subsidiary of the Crédit Agricole group and listed on the stock exchange, Amundi currently manages more than €2 trillion of assets2.

With its six international investment hubs3, financial and extra-financial research capabilities and long-standing commitment to responsible investment, Amundi is a key player in the asset management landscape.

Amundi clients benefit from the expertise and advice of 5,400 employees in 35 countries.

Amundi, a trusted partner, working every day in the interest of its clients and society.

[1]	Source: IPE “Top 500 Asset Managers” published in June 2023, based on assets under management as at 31/12/2022
[2]	Amundi data as at 31/12/2023
[3]	Boston, Dublin, London, Milan, Paris and Tokyo

www.amundi.com

About Victory Capital

Victory Capital is a diversified global asset management firm with total assets under management of $170.3 billion, and $175.5 billion in total client assets, as of March 31, 2024. The Company employs a next-generation business strategy that combines boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With 11 autonomous Investment Franchises and a Solutions Business, Victory Capital offers a wide array of investment products and services, including mutual funds, ETFs, separately managed accounts, alternative investments, third-party ETF model strategies, collective investment trusts, private funds, a 529 Education Savings Plan, and brokerage services.

Victory Capital is headquartered in San Antonio, Texas, with offices and investment professionals in the U.S. and around the world. To learn more please visit www.vcm.com or follow Victory Capital on Facebook, Twitter, and LinkedIn.

Amundi

Press contacts:		Investor contacts:

Natacha Andermahr	Corentin Henry	Cyril Meilland, CFA	Thomas Lapeyre
Tel. +33 1 76 37 86 05	Tel. +33 1 76 32 26 96	Tel. +33 1 76 32 62 67	Tel. +33 1 76 33 70 54
natacha.andermahr@amundi.com	corentin.henry@amundi.com	cyril.meilland@amundi.com	thomas.lapeyre@amundi.com

Geoff Smith Amundi US
Tel. +1 617 422 4758
Geoff.Smith@amundi.com

Victory Capital

Press contact:		Investor contact:

Jessica Davila Tel. +1 210-694-9693 Jessica_davila@vcm.com		Matthew Dennis, CFA Tel. +1 216-898-2412 mdennis@vcm.com

* * *